EXHIBIT 4.6

SYBRON DENTAL SPECIALTIES, INC.

SECOND AMENDMENT

TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of July 14, 2004, and entered into by and among SYBRON DENTAL SPECIALTIES, INC., a Delaware corporation (successor by merger to Sybron Dental Management, Inc., a Delaware corporation, the “Company”), KERR CORPORATION, a Delaware corporation (“Kerr”), ORMCO CORPORATION, a Delaware corporation (“Ormco”), and PINNACLE PRODUCTS, INC., a Wisconsin corporation (“Pinnacle”; each of Company, Kerr, Ormco and Pinnacle are individually referred to herein as a “Domestic Borrower” and collectively, on a joint and several basis, as the “Domestic Borrowers”), HAWE NEOS HOLDING SA, a corporation organized under the laws of Switzerland (“Offshore Borrower”; Offshore Borrower and each of the Domestic Borrowers are each individually referred to herein as a “Borrower” and collectively as the “Borrowers”), the financial institutions listed on the signature pages hereof, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as administrative agent for Lenders (in such capacity, “Administrative Agent”), and, for purposes of Section 4 hereof, the GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF, and is made with reference to that certain Credit Agreement dated as of June 6, 2002, by and among Domestic Borrowers, Offshore Borrower, Lenders, LaSalle Bank National Association, as syndication agent, Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch, Fleet National Bank and Credit Lyonnais, New York Branch, as co-documentation agents, and Administrative Agent, as amended by that certain First Amendment to Credit Agreement, dated as of December 10, 2002, by and among Domestic Borrowers, Offshore Borrower, Lenders and Administrative Agent (as so amended, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend the Credit Agreement in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1	Amendment to Section 1: Definitions.

Subsection 1.1 of the Credit Agreement is hereby amended by inserting the text “(other than Restricted Junior Payments permitted under subsection 7.5(v) or (vi))” immediately following the word “Cash” in clause (iii) of the definition of “Consolidated Fixed Charges”.

1.2	Amendment to Section 2: Amounts and Terms of Commitments and Loans.

Subsection 2.2A(iii) of the Credit Agreement is hereby amended by deleting the table from such subsection and inserting in lieu thereof the following table:

Level	Senior Secured Credit Facility Rating S&P/Moody’s		Eurodollar Rate Margin	Base Rate Margin
Level I	Greater than or equal to:	BB / Ba2	1.75%	0.75%
Level II	Equal to:	BB - / Ba3	2.00%	1.00%
Level III	Less than or equal to:	B+ / B1	2.25%	1.25%

1.3	Amendment to Section 7: Company’s Negative Covenants

Subsection 7.5(v) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following text:

“(v) Holdings may, from time to time, (I) purchase or redeem Common Stock and/or Senior Subordinated Notes for Cash consideration and (II) pay dividends in Cash with respect to its Common Stock, in each case so long as: (a) no Event of Default or Potential Event of Default has occurred and is continuing or would be caused by any such Restricted Junior Payment, (b) immediately before and after giving effect to each such Restricted Junior Payment, Excess Availability is at least $40,000,000, (c) in the case of any such purchase or redemption, the Governing Body of Holdings has determined that such transaction is for fair market value and in the best interests of Holdings and its Subsidiaries, and (d) the aggregate amount of all Restricted Junior Payments made in reliance on this subsection 7.5(v) during the term of this Agreement does not exceed $100,000,000; and”.

Section 2. REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent and Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower jointly and severally represents and warrants to Administrative Agent and each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

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B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Borrower.

C. No Conflict. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries, except for such conflicts, breaches or defaults which could not reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and disclosed in writing to Administrative Agent and Lenders.

D. Governmental Consents. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not require any Governmental Authorization.

E. Binding Obligation. This Amendment has been duly executed and delivered by each Borrower and this Amendment and the Amended Agreement are the legally valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

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Section 3. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Each Borrower acknowledges that all costs, fees and expenses as described in subsection 11.4 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon (i) the execution of a counterpart hereof by Administrative Agent, each Borrower, each other Loan Party, Requisite Lenders and each Term Loan Lender, (ii) receipt by Company and Administrative Agent of written (including, without limitation, facsimile and electronic mail) or telephonic notification of such execution and authorization of delivery thereof, and (iii) receipt

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by Administrative Agent of all amounts owing to Administrative Agent (other than amounts owing to Administrative Agent solely in its capacity as a Lender) as of such date under subsection 11.4 of the Credit Agreement or otherwise, to the extent then invoiced, including, without limitation, all of Administrative Agent’s costs and expenses (including, without limitation, the fees, expenses and disbursements of O’Melveny & Myers LLP) in connection with this Amendment and the documents and transactions related hereto.

Section 4. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each guarantor listed on the signature pages hereof (each, a “Guarantor” and, collectively, the “Guarantors”) hereby acknowledges that it has read this Amendment and consents to the terms of this Amendment, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	SYBRON DENTAL SPECIALTIES, INC.

	By:	/s/ STEPHEN J. TOMASSI
	Name:	Stephen J. Tomassi
	Title:	Vice President, Secretary and General Counsel

OTHER DOMESTIC BORROWERS:	KERR CORPORATION

	By:	/s/ STEPHEN J. TOMASSI
	Name:	Stephen J. Tomassi
	Title:	Authorized Representative

ORMCO CORPORATION

By:	/s/ STEPHEN J. TOMASSI
Name:	Stephen J. Tomassi
Title:	Authorized Representative

PINNACLE PRODUCTS, INC.

By:	/s/ STEPHEN J. TOMASSI
Name:	Stephen J. Tomassi
Title:	Authorized Representative

OFFSHORE BORROWER:	HAWE NEOS HOLDING SA

	By:	/s/ STEPHEN J. TOMASSI
	Name:	Stephen J. Tomassi
	Title:	Authorized Representative

GUARANTORS:

ALLESEE ORTHODONTIC APPLIANCES, INC.

METREX RESEARCH CORPORATION

SYBRON CANADA HOLDINGS, INC.

	By:	/s/ STEVEN J. TOMASSI
	Name:	Stephen J. Tomassi
	Title:	Authorized Representative

KERRHAWE S.A.

By:	/s/ STEVEN J. TOMASSI
Name:	Stephen J. Tomassi
Title:	Authorized Representative

SYBRON CANADA LIMITED PARTNER COMPANY

SYBRON CANADA LIMITED

By:	/s/ STEVEN J. TOMASSI
Name:	Stephen J. Tomassi
Title:	Authorized Representative

LENDERS:	CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent and Lender

	By:	/s/ JOSEPH ADIPIETRO
	Name:	Joseph Adipietro
	Title:	Director

and

	By:	/s/ JOSHUA PARRISH
	Name:	Joshua Parrish
	Title:	Associate

AIB DEBT MANAGEMENT LTD.

By:	/s/ ROISIN O’CONNELL
Name:	Roisin O’Connell
Title:	Assistant Vice President

and

By:	/s/ MARGARET BRENNAN
Name:	Margaret Brennan
Title:	Vice President

ALLIED IRISH BANKS PLC

By:	/s/ ROISIN O’CONNELL
Name:	Roisin O’Connell
Title:	Assistant Vice President

and

By:	/s/ MARGARET BRENNAN
Name:	Margaret Brennan
Title:	Vice President

APEX (IDM) CDO I, LTD.

By:	BABSON CAPTIAL MANAGEMENT LLC AS,
as Collateral Manager

By:	/s/ WILLIAM A. HAYES
Name:	William A. Hayes
Title:	Managing Director

AVALON CAPITAL LTD.

By:	INVESCO SENIOR SECURED MANAGEMENT, INC.,
as Portfolio Advisor

By:	/s/ THOMAS H.B. EWALD
Name:	Thomas H.B. Ewald
Title:	Authorized Signatory

AVALON CAPITAL LTD. 2

By:	INVESCO SENIOR SECURED MANAGEMENT, INC.,
as Portfolio Advisor

By:	/s/ THOMAS H.B. EWALD
Name:	Thomas H.B. Ewald
Title:	Authorized Signatory

BANK OF MONTREAL

By:	/s/ SADHALA VALIA
Name:	Sadhala Valia
Title:	Managing Director

THE BANK OF NEW YORK

By:	/s/ JONATHAN ROLLINS
Name:	Jonathan Rollins
Title:	Vice President

BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By:	/s/ SHINICHIRO MUNECHIKA
Name:	Shinichiro Munechika
Title:	Deputy General Manager

BIG SKY SENIOR LOAN FUND, LTD.

By:	EATON VANCE MANAGEMENT,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

CHARTER VIEW PORTFOLIO

By:	INVESCO SENIOR SECURED MANAGEMENT, INC.,
as Investment Advisor

By:	/s/ THOMAS H.B. EWALD
Name:	Thomas H.B. Ewald
Title:	Authorized Signatory

COMERICA WEST INCORPORATED

By:	/s/ DON R. CARRUTH
Name:	Don R. Carruth
Title:	Corporate Banking Representative

CONSTANTINUS EATON VANCE CDO V, LTD.

By:	EATON VANCE MANAGEMENT,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

CALYON NEW YORK BRANCH

By:	/s/ CHARLES HEIDSIECK
Name:	Charles Heidsieck
Title:	Managing Director

and

By:	/s/ ATTILA COACH
Name:	Attila Coach
Title:	Managing Director

C-SQUARED CDO LTD.

By:	TCW ADVISORS, INC.,
as its Portfolio Manager

By:	/s/ G. STEVEN KALIN
Name:	G. Steven Kalin
Title:	Senior Vice President

EATON VANCE CDO III, LTD.

By:	EATON VANCE MANAGEMENT,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

EATON VANCE CDO VI, LTD.

By:	EATON VANCE MANAGEMENT,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

By:	EATON VANCE MANAGEMENT,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

EATON VANCE SENIOR INCOME TRUST

By:	EATON VANCE MANAGEMENT,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

EATON VANCE VT FLOATING RATE INCOME FUND

By:	EATON VANCE MANAGEMENT,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

ELF FUNDING TRUST III

By:	NEW YORK LIFE INVESTMENT MANAGEMENT, LLC,
as Attorney-in-Fact

By:	/s/ ROBERT H. DIAL
Name:	Robert H. Dial
Title:	Director

FIDELITY ADVISOR SERIES II: FIDELITY ADVISOR FLOATING RATE HIGH INCOME FUND

By:	/s/ FRANK KNOX
Name:	Frank Knox
Title:	Asst Treasurer

FIRSTRUST BANK

By:	/s/ KENT NELSON
Name:	Kent Nelson
Title:	Senior Vice President

FLEET NATIONAL BANK

By:	/s/ KEVIN R. WAGLEY
Name:	Kevin R. Wagley
Title:	Principal

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ BRIAN P. SCHWINN
Name:	Brian P. Schwinn
Title:	Duly Authorized Signatory

GRAYSON & CO

By:	BOSTON MANAGEMENT AND RESEARCH,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

HAMILTON FLOATING RATE FUND, LLC

By:	/s/ DEAN STEPHAN
Name:	Dean Stephan
Title:	Managing Director

HANOVER SQUARE CLO LTD.

By:	BLACKSTONE DEBT ADVISORS, L.P.,
as Collateral Manager

By:	/s/ DEAN CRIARES
Name:	Dean Criares
Title:	Managing Director

HARBOUR TOWN FUNDING LLC

By:	/s/ DIANA M. HIMES
Name:	Diana M. Himes
Title:	Assistant Vice President

IKB CAPITAL CORPORATION

By:	/s/ DAVID SNYDER
Name:	David Snyder
Title:	President

INDOSUEZ CAPITAL FUNDING VI, LIMITED

By:	INDOSUEZ CAPITAL,
as Collateral Manager

By:	/s/ CHARLES KOBAYASHI
Name:	Charles Kobayashi
Title:	Principal and Portfolio Manager

ING PRIME RATE TRUST

By:	AELTUS INVESTMENT MANAGEMENT, INC.,
as its Investment Manager

By:	/s/ MICHEL PRINCE
Name:	Michel Prince, CFA
Title:	Vice President

JUPITER LOAN FUNDING LLC

By:	/s/ DIANA M. HIMES
Name:	Diana M. Himes
Title:	Assistant Vice President

KZH CRESCENT-3 LLC

By:	/s/ DORIAN HERRERA
Name:	Dorian Herrera
Title:	Authorized Agent

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ LORA BACKOFEN
Name:	Lora Backofen
Title:	First Vice President

LOAN FUNDING I LLC,
A wholly owned subsidiary of Citibank, N.A

By:	TCW Advisors, Inc.,
As portfolio manager of
Loan Funding I LLC

By:	/s/ G. STEVEN KALIN
Name:	G. Steven Kalin
Title:	Senior Vice President

By:	/s/ RICHARD F. KURTH
Name:	Richard F. Kurth
Title:	Senior Vice President

MIZUHO CORPORATE BANK, LTD.

By:	/s/ GREG BOTSHON
Name:	Greg Botshon
Title:	Senior Vice President

NATEXIS BANQUES POPULAIRES

By:	/s/ TEFTA GHILAGA
Name:	Tefta Ghilaga
Title:	Vice President

and

By:	/s/ KRISTEN E. BRAINARD
Name:	Kristen E. Brainard
Title:	Assistant Vice President

NATIONAL CITY BANK

By:	/s/ FRANK E. BYRNE
Name:	Frank E. Byrne
Title:	Account Office

NORINCHUKIN BANK

By:	/s/ MASANORI SHOJI
Name:	Masanori Shoji
Title:	Joint General Manager

NOVA CDO 2001, LTD.

By:	/s/ DAVID MAHON
Name:	David Mahon
Title:	Vice President

OCTAGON INVESTMENT PARTNERS III, LTD.

By:	OCTAGON CREDIT INVESTORS, LLC,
as Portfolio Manager

By:	/s/ ANDREW D. GORDON
Name:	Andrew D. Gordon
Title:	Portfolio Manager

OCTAGON INVESTMENT PARTNERS V, LTD.

By:	OCTAGON CREDIT INVESTORS, LLC, as Portfolio Manager

By:	/s/ ANDREW D. GORDON
Name:	Andrew D. Gordon
Title:	Portfolio Manager

OXFORD STRATEGIC INCOME FUND

By:	EATON VANCE MANAGEMENT, as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

PILGRIM CLO 1999 - I LTD.

By:	ING INVESTMENTS, LLC, as its Investment Manager

By:	/s/ MICHEL PRINCE
Name:	Michel Prince, CFA
Title:	Vice President

PPM SHADOW CREEK FUNDING LLC

By:	/s/ DIANA M. HIMES
Name:	Diana M. Himes
Title:	Assistant Vice President

PPM SPYGLASS FUNDING TRUST

By:	/s/ DIANA M. HIMES
Name:	Diana M. Himes
Title:	Authorized Agent

RACE POINT CLO, LIMITED

By:	SANKATY ADVISORS, LLC, as Collateral Manager

By:	/s/ DIANE J. EXTER
Name:	Diane J. Exter
Title:	Managing Director, Portfolio Manager

SARATOGA CLO I, LIMITED

By:	INVESCO SENIOR SECURED MANAGEMENT, INC., as Asset Manager

By:	/s/ THOMAS H.B. EWALD
Name:	Thomas H.B. Ewald
Title:	Authorized Signatory

SENIOR DEBT PORTFOLIO

By:	BOSTON MANAGEMENT AND RESEARCH,
as Investment Advisor

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

SEQUILS-LIBERTY, LTD.

By:	INVESCO SENIOR SECURED MANAGEMENT, INC.,
as Collateral Manager

By:	/s/ THOMAS H.B. EWALD
Name:	Thomas H.B. Ewald
Title:	Authorized Signatory

SIERRA CLO I LTD

By:	CENTRE PACIFIC, LLC,
its Manager

By:	/s/ JOHN M. CASPARIAN
Name:	John M. Casparian
Title:	Chief Operating Officer

THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH

By:	/s/ ELIZABETH A. QUIRK
Name:	Elizabeth A. Quirk
Title:	Vice President

TOLLI & CO.

By:	/s/ SCOTT H. PAGE
Name:	Scott H. Page
Title:	Vice President

WEBSTER BANK

By:	/s/ GAIL BRUHN
Name:	Gail Bruhn
Title:	Sr. Vice President

WINGED FOOT FUNDING TRUST

By:	/s/ DIANA M. HIMES
Name:	Diana M. Himes
Title:	Authorized Agent